UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 6, 2022

WORKDAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6110 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (925) 951-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 - Entry into a Material Definitive Agreement

On April 6, 2022 (the “Closing Date”), Workday, Inc. (“Workday”) entered into a Credit Agreement (the “Credit Agreement”) by and among Workday, the subsidiaries party thereto from time to time, the several lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent, swing line lender and L/C issuer (in such capacities, the “Administrative Agent”), the other L/C issuers party thereto, Wells Fargo Bank, National Association, as syndication agent, and BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $1,000,000,000, and replaces Workday’s prior Credit Agreement, dated as of April 2, 2020, by and among Workday, the subsidiaries party thereto from time to time, the several lenders from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the other L/C issuers party thereto, pursuant to which Workday had a term loan facility in an aggregate original principal amount of $750,000,000 and a revolving credit facility in an aggregate principal amount of $750,000,000 (the “Original Credit Agreement”).

Concurrently with entering into the Credit Agreement, Workday prepaid the term loan under the Original Credit Agreement in an aggregate principal amount of $693,750,000 and terminated the revolving credit facility under the Original Credit Agreement.

Pursuant to the terms of the Credit Agreement, revolving loans may be borrowed, repaid and reborrowed until April 6, 2027 (the “Maturity Date”), at which time all amounts borrowed must be repaid. Workday may request, no more than two times during the term of the Credit Agreement, that each revolving Lender extend the Maturity Date for the revolving loans for one year. Revolving loans may be prepaid and revolving loan commitments may be permanently reduced by Workday in whole or in part, without penalty or premium.

As of April 7, 2022, Workday had no outstanding revolving loans under the Credit Agreement.

Revolving loans under the Credit Agreement will bear interest, at Workday’s option, at a rate equal to (a) either (i) a floating rate per annum equal to the base rate plus a margin of from 0.000% to 0.500% depending on Workday’s Consolidated Leverage Ratio (as defined in the Credit Agreement) or (ii) the applicable one-month secured overnight financing rate (“SOFR”), plus a margin of from 0.875% to 1.500%, depending on Workday’s Consolidated Leverage Ratio, or (b) if so elected by Workday, either (i) a floating rate per annum equal to the base rate plus a margin of from 0.000% to 0.250% depending on Workday’s senior unsecured long-term debt rating as determined by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC (the “Debt Rating”) or (ii) the applicable one-month SOFR, plus a margin of from 0.750% to 1.250%, depending on Workday’s Debt Rating, in each case as set forth in the Credit Agreement. Swing line loans under the Credit Agreement will bear interest at a floating rate per annum equal to the base rate plus a margin of from (i) 0.000% to 0.500% depending on Workday’s Consolidated Leverage Ratio or (ii) if Workday has elected to use the Debt Ratings-based rates, 0.000% to 0.250% depending on Workday’s Debt Rating. The fee applied to letters of credit shall be from (i) 0.875% to 1.500% depending on Workday’s Consolidated Leverage Ratio or (ii) if Workday has elected to use the Debt Ratings-based rates, 0.750% to 1.250% depending on Workday’s Debt Rating. During a payment event of default under the Credit Agreement, the applicable interest rates are increased by 2.0% per annum.

In the Credit Agreement, base rate is defined as the greatest of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50% or (iii) the applicable SOFR for a period of one month (but not less than zero) plus 1.00%. Loans based on the base rate shall be made only to domestic borrowers and denominated in U.S. Dollars.

Loans may be denominated in U.S. Dollars or in Euros, Sterling and Canadian Dollars, together with any other currency that is approved by the Administrative Agent (the “Alternative Currencies”). Loans denominated in Alternative Currencies may not exceed an aggregate of $350,000,0000.

Under the Credit Agreement, Workday will pay to the Administrative Agent for the account of each revolving lender a commitment fee on a quarterly basis based on amounts committed but unused under the revolving facility of from (i) 0.090% to 0.225% per annum, depending on Workday’s Consolidated Leverage Ratio or (ii) if Workday has elected to use the Debt Ratings-based rates, 0.070% to 0.175% per annum, depending on Workday’s Debt Rating. Workday is also obligated under the Credit Agreement to pay the Administrative Agent fees customary for credit facilities of these sizes and types.

The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants, including a financial covenant, events of default, and indemnification provisions in favor of the lenders. The negative covenants include restrictions on the incurrence of liens and indebtedness, certain merger transactions and other matters, all subject to certain exceptions. The financial covenant, based on a quarterly financial test, requires Workday not to exceed a maximum leverage ratio of 3.50:1.00, subject to a step-up to 4.50:1.00 at the election of Workday for a certain period following an Acquisition (as defined in the Credit Agreement), as more fully described in the Credit Agreement.

The Credit Agreement includes customary events of default that, include among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of certain covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain material ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

The Administrative Agent and the Lenders, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to Workday. These parties have received, and in the future may receive, compensation from Workday for these services.

The foregoing summary and description of the provisions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of April 6, 2022, among Workday, certain subsidiaries of Workday, Bank of America, N.A., Wells Fargo Bank, National Association, and the other L/C Issuers and Lenders party thereto
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2022

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary